UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2026
Paramount Skydance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-42791	99-3917985
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway
New York,	New York	10036
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 258-6000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	PSKY	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01	Other Events.

Paramount Skydance Corporation (the “Company”) is filing this Current Report on Form 8-K to recast historical segment information for the period from August 7, 2025-December 31, 2025 as set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission (“SEC”) on February 25, 2026.

As previously disclosed and as reflected in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, beginning in 2026, we transitioned our reporting structure into three new segments: Studios, Direct-to-Consumer, and TV Media. Under the new segment structure, our Studios segment reflects the combination of the historical Filmed Entertainment segment with the historical TV Media studio operations, consolidating our content creation activities. Additionally, our premium cable channel, Paramount+ with Showtime, which was previously under the TV Media segment, is now managed under the Direct-to-Consumer segment. Concurrent with the change to our segments, we updated our segment expense allocations to better reflect how we operate and make cost decisions across the business. Certain centralized costs that were previously allocated at the segment level are now reported within corporate expenses.
As a result of the new accounting basis established in connection with the Transactions and the NAI Transaction (as defined in our Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the U.S. Securities and Exchange Commission on February 25, 2026), our results of operations for the Successor period, which began on August 7, 2025, are not comparable to those of the Predecessor periods. Accordingly, we are required to present Predecessor segment information using our historical segments—Filmed Entertainment, Direct-to-Consumer, and TV Media—while Successor segment results reflect the new segment presentation.
This Exhibit 99.1 provides recast segment information within the following items to reflect the changes made to its segment reporting:

•Part I Item 1. Business
•Part II Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – solely to reflect changes in “Segment Results of Operations”
•Part II Item 8. Financial Statements and Supplementary Data – solely to reflect changes relating to the segment recast in the “Notes to Consolidated Financial Statements,” specifically “Note 1 – Description of Business, Basis of Presentation and Summary of Significant Accounting Policies,” “Note 5 – Goodwill and Other Intangible Assets,” “Note 6 – “Restructuring, Transaction-related Items, and Other Corporate Matters,” and “Note 17 – Segment Information”

Exhibit 99.1 to this Form 8-K does not reflect changes or events occurring subsequent to the original filing of the 2025 Form 10-K and does not modify or update the disclosures in any way (including as it relates to the merger agreement announced on February 27, 2026 under which Paramount will acquire Warner Bros. Discovery), other than as required to retrospectively recast the change in segment reporting for the period from August 7, 2025-December 31, 2025. Therefore, this Exhibit 99.1 should be read in conjunction with the Company’s 2025 Form 10-K as filed, Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, and current reports on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description of Exhibit

23.1	Consents of PricewaterhouseCoopers LLP
99.1
Items from the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 updated to reflect the recast segment presentation for the period from August 7, 2025 to December 31, 2025 within Item 1. Business, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Item 8. Financial Statements and Supplementary Data

101	Interactive Data File
101. INS XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101. SCH Inline XBRL Taxonomy Extension Schema.
101. CAL Inline XBRL Taxonomy Extension Calculation Linkbase.
101. DEF Inline XBRL Taxonomy Extension Definition Linkbase.
101. LAB Inline XBRL Taxonomy Extension Label Linkbase.
101. PRE Inline XBRL Taxonomy Extension Presentation Linkbase.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT SKYDANCE CORPORATION

By:	/s/ Makan Delrahim
	Name:	Makan Delrahim
	Title:	Chief Legal Officer

Date: May 13, 2026